Exhibit 4.3

International House of Pancakes, Inc.
450 North Brand Blvd.
Glendale, CA 91203-2306

March 16, 2007

IHOP Holdings, LLC
c/o International House of Pancakes, Inc.,
    as servicer
450 North Brand Blvd.
Glendale, CA 91203-2306

Re:                                                     Parent Asset Sale Agreement

Dear Sir or Madam:

The purpose of this letter agreement (this “Terms Supplement”) is to set forth the parties’ agreement and intention to purchase and sell certain assets.  Reference is made to the Standard Terms of Asset Sale Agreements (the “Standard Terms”) attached hereto as Annex A.  This Terms Supplement is governed by the Standard Terms, and the parties hereto agree to be bound by all of the provisions of the Standard Terms, except as expressly modified by this Terms Supplement.  All of the provisions of the Standard Terms (including the Schedules and Appendices thereto) are hereby incorporated by reference into this Terms Supplement.  This letter agreement constitutes a “Terms Supplement” as referred to in the Standard Terms.  The Standard Terms, as modified and supplemented by this Terms Supplement, is referred to as this “Parent Asset Sale Agreement” or this “Agreement.”

Capitalized terms used but not defined in this Terms Supplement are defined in (or incorporated by reference into) the Standard Terms (including Appendix A, Appendix B or Appendix C to the Standard Terms).  Appendix A to the Standard Terms also contains rules as to usage applicable to this Terms Supplement.  In the event of any inconsistency between this Terms Supplement (other than Annex A hereto) and the Standard Terms (including the Appendices thereto), this Terms Supplement shall govern.

The terms of the Agreement are as follows:

1.             General Terms:

Seller:	International House of Pancakes, Inc.

Purchaser:	IHOP Holdings, LLC.

Guarantee:	A Guarantee of IHOP, Corp. in substantially the form set forth as Annex B hereto.

IP Assets:	Applicable.

2.             Initial Sales:

Initial Sales:	Applicable.

Additional Seller Conditions:	(1) The Guarantee has been executed and delivered by the Guarantor;

(2) All of the representations and warranties of the Guarantor as set forth in the Guarantee shall be true and correct in all material respects as of the Closing Date; and

(3)The Seller shall deliver to the Purchaser the Real Property Deeds relating to the Existing Owned Real Property for filing in the applicable jurisdictions on or prior to the Closing Date.

Sold Assets:

(i) All Existing Franchise Agreements, (ii) all Existing Area License Agreements, (iii) all Existing Development Agreements, (iv) all Existing Franchisee Notes, (v) all Existing Equipment Leases, the residual interests, if any, in the related equipment and the security interests in such equipment, (vi) all IP Assets and the right to receive any After-Acquired IP Assets, (vii) the right to bring an action at law or in equity for any infringement, dilution or violation IP Assets occurring prior to, on or after the Closing Date and to collect all damages, settlement and proceeds relating thereto, (viii) all Existing Product Sourcing Agreements, (ix) all Existing Owned Real Property, Existing Franchisee Leases and Existing Intercompany Real Property Leases, (x) all of the IHOP Property Leasing Interests, (xi) all Books and Records relating to the property and assets described in clauses (i) through (x) of this definition and (xii) all Related Rights with respect to the foregoing; provided, however, that Sold Assets do not include any Transfer Excluded Assets.

Cash Amount:	As set forth in the books and records of the applicable Companies.

Seller Secured Amount Interest Rate:	10% per annum.

3.     Closing Date Transfer of LLC Interests:

Transfer of LLC Interests:	Applicable.

Applicable LLC Agreement(s):	IHOP Property Leasing LLC Agreement.

Applicable Interests:	The IHOP Property Leasing Interests.

4.     Subsequent Sales:

Subsequent Sales:	Applicable.

Notice of Additional Sale:

A notice by the Seller to the Purchaser in substantially the form set forth as Annex C to this Terms Supplement. The Seller also shall provide copies of each Notice of Additional Sale to IHOP Holdings, IHOP Properties, IHOP Property Leasing, IHOP Property Leasing II, IHOP Real Estate and the Issuer.

Additional Transfer Date:

Any Business Day occurring after the Closing Date that the Seller has designated (pursuant to a Notice of Additional Sale delivered on or prior to such date) as a date as of which the Type 3 Contract Rights and Type 3 Real Estate Assets relating to one or more Converted Type 3 IHOP Restaurants will be sold pursuant to this Agreement.

Subsequent Assignment:	An Assignment and Assumption in substantially the form set forth as Annex B to this Terms Supplement.

Additional Sold Assets:

With respect to any Additional Transfer Date, (i) all Type 3 Contract Rights and Type 3 Real Estate Assets relating to the Converted Type 3 IHOP Restaurants identified in the related Notice of Additional Sale, (ii) all Books and Records relating to the property and assets described in clause (i) of this definition and (iii) all Related Rights with respect to the foregoing; provided, however, that Additional Sold Assets do not include any Transfer Excluded Assets.

Additional Conditions Precedent to Subsequent Sales:	All of the representations and warranties of the Guarantor as set forth in the Guarantee shall be true and correct in all material respects as of the Closing Date.

5.             Additional Provisions:

a)              IP Assignment and Grant of Security Interest; Notice.  On or prior to the Closing Date, the Seller shall execute and deliver an assignment and security agreement, substantially in the form of Annex D to this Terms Supplement (the “IP Assignment and Security Agreement”), that has been duly executed, or other similar instruments or documents, as may be reasonably necessary or, in the Purchaser’s opinion, desirable to evidence, perfect, protect and record in the appropriate Intellectual Property registry office, the Purchaser’s ownership interest and/or security interest granted under this Agreement in all IP Assets in the United States (together with the IP Assignment and Security Agreement, the “IP Filings”). Upon the Purchaser’s request or upon the Aggregate Controlling Party’s request, the Seller shall execute and deliver such other instruments or documents as may be necessary or, in the Purchaser’s reasonable opinion or in the Aggregate Controlling Party’s reasonable opinion, desirable under the laws of any jurisdiction outside the United States in which registrations for IP Assets owned by the Seller are issued or pending, to evidence, perfect, record, or protect the Purchaser’s ownership interest granted under this Agreement in the IP Assets (the “Foreign IP Filings”).

b)             Obligations Regarding Type 3 Assets.  The Seller shall use commercially reasonable efforts to cause, as soon as reasonably practicable, the Type 3 Contract Rights and the Type 3 Real Estate Assets to satisfy the conditions for sale set forth in this Agreement, and to be sold to the Purchaser on a Subsequent Transfer Date pursuant to this Agreement or other applicable Transaction Document.  The Seller may, in taking actions to comply with its obligations under this Part 5.b, and in determining the timing of such actions, take into account any factors that it reasonably considers relevant with respect to its own businesses and assets, and the businesses and assets of the Securitization Entities.

c)              Representations and Warranties of the Seller as to Certain Related Entities as of the Closing Date.  The Seller hereby makes the following representations and warranties as of the Closing Date, on which the Purchaser is relying in acquiring the  Sold Assets.

i.                  Legal Capacity to Enter into Leases.  Each of IHOP Properties and IHOP Realty had, at the relevant time, the legal capacity to enter into and deliver each Existing Type 1 Property Lease and the Existing Type 1 Franchisee Sublease to which it was or is a party and all such leases are in full force and effect.

ii.               Organization, Etc.  Each of the Securitization Entities is  (and, immediately prior to the Preliminary Reorganization Transaction, each of the Securitization Entities was) duly formed, incorporated and/or organized, as applicable, validly existing and in good standing under the laws of its state of its organization, and has (or had at all relevant times as applicable) power and authority to own its properties and to conduct its business as such properties are (or were, as applicable) currently owned and such business is (or was, as applicable) presently conducted.

iii.            No Event of Bankruptcy.  No Event of Bankruptcy has occurred or, to the knowledge of the Seller, is threatened with respect to any Securitization Entity.

iv.           Solvency.  The Seller.  IHOP Inc. and each Securitization Entity is, and after giving effect to the transactions contemplated to occur on the Closing Date will be, solvent and able to pay its debts as they come due, and has and will have adequate capital to carry out its business as now conducted or proposed to be conducted.

v.              Entitlement to Dividends.  The Seller is entitled to receive dividends and other distributions as and to the extent provided under the organizational documents of IHOP Property Leasing

                        (subject to Applicable Law) payable from time to time and such right and entitlement is not subject to any prior Lien (other than Permitted Liens).

vi.           LLC Interests.  Immediately prior to the sale of the Sold Assets to the Purchaser hereunder, all of the Limited Liability Company Interests (A) had been duly and validly issued, fully paid and, if applicable, non assessable, (B) were not subject to any options, warrants, convertible securities, or voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer thereof and (C) constituted all of the authorized and outstanding limited liability company interests of each Securitization Entity and were owned of record and beneficially by the Seller, the Purchaser or the Issuer, as the case may be, free and clear of all Liens (other than Permitted Liens).

d)             Representations and Warranties of the Seller as to Its Assets and Certain Assets of Related Entities as of the Closing Date.  The Seller hereby makes the following representations and warranties as of the Closing Date, immediately after giving effect to the Preliminary Reorganization Transactions, on which the Purchaser is relying in acquiring the  Sold Assets.  Such representations and warranties shall survive the sale, transfer, and assignment of the  Sold Assets by the Seller to Purchaser and any subsequent transferee.

i.                  The Existing Franchise Agreements, taken together with the Type 3 Franchise Agreements, constitute all of the Franchise Agreements to which the Seller or any Affiliate thereof is a party.

ii.               The Existing Area License Agreements, taken together with the Type 3 Area License Agreements, constitute all of the Area License Agreements to which the Seller or any Affiliate thereof is a party.

iii.            The Existing Single Store Development Agreements constitute all of the Single Store Development Agreements to which the Seller or any Affiliate thereof is a party.

iv.           The Existing Multi-Store Development Agreements constitute all of the Multi-Store Development Agreements to which the Seller or any Affiliate thereof is a party.

v.              The Existing Product Sourcing Agreements constitute all of the Product Sourcing Agreements to which the Seller or any Affiliate thereof is a party.

vi.           The Existing Franchisee Notes, when taken together with the Type 3 Franchisee Notes, constitute all of the Franchisee Notes to which the Seller or any Affiliate thereof is a party.

vii.        The Existing Franchisee Leases, when taken together with the Type 3 Franchisee Leases, constitute all of the Franchisee Leases to which the Seller or any Affiliate thereof is a party.

viii.     The Existing Equipment Leases, when taken together with the Type 3 Franchisee Equipment Leases, constitute all of the Equipment Leases to which the Seller or any Affiliate thereof is a party.

ix.             The IP Assets include all Intellectual Property of any kind throughout the world, owned, used or held for use by the Seller or any Affiliate thereof, which is or is used in connection with the IHOP Brand or with products and services offered under the IHOP Brand.

x.                The Existing Owned Real Property, when taken together with the Type 3 Owned Real Property, constitutes all of the real property owned by the Seller on which a Restaurant is located or which otherwise services a Restaurant (i.e., a parking lot).

xi.             The Seller is the lessor under all of the Existing Franchisee Leases.

xii.          Immediately following the Preliminary Reorganization Transactions, IHOP Property Leasing, LLC was (i) the lessee under each Existing Type 1 Property Lease and (ii) the sub-lessor under each Existing Type 1 Franchisee Sublease.

xiii.       Immediately prior to the sale of the Sold Assets to the Purchaser hereunder, and the other transactions contemplated to occur in connection with the Restructuring, in each case on the Closing Date, (A) the IHOP Property Leasing Interests constituted all of the authorized and outstanding equity interests of IHOP Property Leasing and were owned of record and beneficially by the Seller, free and clear of all Liens (other than Permitted Liens), (B) the IHOP Real Estate Interests constituted all of the authorized and outstanding limited liability company interests in IHOP Real Estate and were owned of record and beneficially by the Seller, free and clear of all Liens (other than Permitted Liens), and (C) the IHOP Properties Interests constituted all of the authorized and outstanding membership interests of IHOP Properties and were owned of record and beneficially by the Seller, free and clear of all Liens (other than Permitted Liens).

e)              Waiver of Right to Assert Claims.  IHOP, Inc. hereby agrees not to assert, and hereby waives, any claims asserting any continuing rights in the Sold Assets or Additional Sold Assets transferred from time to time under this Agreement, or in the property or assets sold, contributed or otherwise transferred under any of the other Asset Transfer Agreements (except to any such Sold Assets or Additional Sold Assets as may be re-assigned to it in connection with a breach of a representation, warranty or covenant hereunder or thereunder).

6.             Notices:

For purposes of Section 9.8 of the Standard Terms, the Notice Addresses of the parties are as follows:

Purchaser:

IHOP Holdings, LLC
c/o International House of Pancakes, Inc.,
   as Servicer
450 North Brand Blvd.
Glendale, CA 91203-2306
Attention: General Counsel

Seller:

International House of Pancakes, Inc.,
   as Servicer
450 North Brand Blvd.
Glendale, CA 91203-2306
Attention: General Counsel

This Terms Supplement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Yours sincerely,

INTERNATIONAL HOUSE OF PANCAKES, INC., as Seller

By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President

The Purchaser, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date first written above:

IHOP HOLDINGS, LLC,
as Purchaser

By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President

[Signature Page to Parent Asset Sale Agreement Terms Supplement]

ANNEX A

Standard Terms of Asset Sale Agreements

(See Tab [       ])

A-1

ANNEX B

Form of Subsequent Assignment

Assignment and Assumption

Dated as of [   ], [          ]

For value received, in accordance with Section 3.1 of the Standard Terms of Asset Sale Agreements (as, amended, supplemented or otherwise modified and in effect from time to time, the “Standard Terms”) attached as Annex A to the letter agreement, dated as of March 16, 2007 (the Standard Terms, as modified and supplemented by such letter agreement, and as otherwise amended, supplemented or otherwise modified and in effect from time to time, the “Asset Sale Agreement”), between International House of Pancakes, Inc. (the “Assignor”) and IHOP Holdings, LLC (the “Assignee”), as of the date of this Assignment and Assumption (the “Additional Transfer  Date”), the Assignor does hereby sell, assign, transfer and otherwise convey unto the Assignee, and its successors and assigns, without recourse (except as set forth in Section 6.4 of the Standard Terms), all right, title and interest of the Assignor, whether now owned or hereafter acquired, in, to or under the assets listed in clauses (i) through (viii) below (collectively, but subject to the exclusion set forth below, the “Additional Sold Assets”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Asset Sale Agreement.

(i)            the equipment leases identified on Schedule A-1 hereto;

(ii)           the franchise agreements identified on Schedule A-2 hereto;

(iii)          the franchisee notes identified on Schedule A-3 hereto;

(iv)          the area license agreements identified on Schedule A-4 hereto;

(v)           the real property identified on Schedule A-5 hereto;

(vi)          the franchisee leases identified on Schedule A-6 hereto;

(vii)         the Books and Records relating to the property and assets described in clauses (i) through (vi) above; and

(viii)        all Related Rights with respect to the foregoing;

but excluding, however, any Transfer Excluded Assets as may be included in the foregoing.

The Assignee hereby assumes from the Assignor and agrees to perform all obligations (then existing or thereafter arising) of the Assignor under all contracts, agreements and other obligations included as part of, or otherwise relating to, the Additional Sold Assets.

If a Recharacterization Event occurs, the Assignor shall be deemed to have Granted, and the Assignor does hereby Grant, to the Assignee a security interest in, to and under all Additional Sold Assets (as determined without giving effect to any exclusion of Transfer Excluded Assets from the definition thereof), but excluding, however, any Pledge Excluded Assets, to secure the Assignor’s obligation to pay the Seller Secured Amount to the Assignee upon the occurrence of a Recharacterization Event.

The Assignor agrees to pay to the Assignee an amount equal to the Seller Secured Amount (as defined in Section 3.6 of the Standard Terms) with respect to such Additional Transfer Date, on demand, on or after any date on which a Recharacterization Event, if any, has occurred.  If, after demand by the Assignee, the Assignor fails to pay to the Assignee an amount equal to such Seller Secured Amount, (i) the Assignee and any subsequent assignees or pledgees of the Additional Sold Assets or any portion thereof (including, without limitation, the Indenture Trustee, if applicable), in each case subject to the terms of the Indenture, will have all of the rights and remedies of a secured party under the UCC (including the rights of a secured party obtaining a lien under Section 9-608 of the UCC) and (ii) the Assignor will have all the rights of a debtor granting a lien under the UCC (including the rights of a debtor granting a lien under Section 9-623).

The Schedule of Exceptions to this Assignment and Assumption lists (i) each Non-Conforming IHOP Restaurant as to which any of the related Type 3 Contract Rights are included in the Additional Sold Assets, (ii) each IHOP Restaurant as to which any of the related Type 3 Contract Rights are included in the Additional Sold Assets that is a Delinquent Franchisee or (to the knowledge of the Assignor) the subject of a bankruptcy proceeding, in each case as determined as of the date hereof, and (iii) each real property included in the Additional Sold Assets (or which is subject to a lease or sublease included in the Additional Sold Assets) as to which any condemnation or similar proceeding has been commenced or, to the knowledge of the Assignor, threatened with respect to all or any material portion of such property or for the relocation of roadways providing access to such property that, in either case, was not considered in the acquisition of such property, in each case as determined as of the date hereof.

This Assignment and Assumption shall be construed in accordance with the laws of the State of New York and the obligations of the undersigned under this Assignment and Assumption shall be determined in accordance with such laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Assignment and Assumption to be duly executed as of the day and year first set forth above.

INTERNATIONAL HOUSE OF PANCAKES, INC.,
as Assignor

By:
Name:
Title:

Acknowledged and Agreed:

IHOP HOLDINGS, LLC, as Assignee

By:
Name:
Title:

Schedule A-1 to
Subsequent Assignment

Equipment Leases

Schedule A-1 to Annex B

Schedule A-2 to
Subsequent Assignment

Franchise Agreements

Schedule A-2 to Annex B

Schedule A-3 to
Subsequent Assignment

Franchisee Notes

Schedule A-3 to Annex B

Schedule A-4 to
Subsequent Assignment

Area License Agreements

Schedule A-4 to Annex B

Schedule A-5 to
Subsequent Assignment

Owned Real Property

Schedule A-5 to Annex B

Schedule A-6 to
Subsequent Assignment

Franchisee Leases

Schedule A-6 to Annex B

Schedule of Exceptions to
Subsequent Assignment

1.             Non-Conforming IHOP Restaurants

2.             Delinquent Franchisees and Franchisees Subject to Bankruptcy Proceedings

3.             Condemnation Proceedings

Schedule of Exceptions to Annex B

ANNEX C

Form of Notice of Additional Sale

Notice of Additional Sale

This Notice of Additional Sale, dated as of [          ], 200[ ], is delivered to IHOP Holdings, LLC (the “Purchaser”) pursuant to the Asset Sale Agreement, dated as of March 16, 2007 (as amended, supplemented or otherwise modified and in effect from time to time, the “Parent Asset Sale Agreement”), between International House of Pancakes, Inc., as the seller (the “Seller”), and the Purchaser.  The Parent Asset Sale Agreement incorporates the Standard Terms of Asset Sale Agreements (the “Standard Terms”) attached as Annex A thereto.  Capitalized terms not otherwise defined herein shall have the meanings set forth in, or incorporated by reference into, the Parent Asset Sale Agreement (including the Standard Terms and the appendices thereto).

The Seller hereby gives notice to the Purchaser that the Seller has designated as “Converted Type 3 IHOP Restaurants” each of the IHOP Restaurants listed on Schedule A-1 annexed hereto (with respect to the date hereof, the “Relevant Converted Type 3 Restaurants”), and, accordingly, has designated for sale by the Seller to the Purchaser all of the Seller’s right, title and interest in the assets identified on Schedule A-2 through Schedule A-7 annexed hereto, on [          ], 200[ ] (the “Additional Transfer Date”) pursuant to the Parent Asset Sale Agreement and pursuant to a Subsequent Assignment dated as of the Additional Transfer Date; provided, however, that such sale is subject to the satisfaction of the conditions set forth in Section 4.2 and other terms and conditions of the Standard Terms.

Pursuant to Section 3.4 of the Standard Terms, the Seller has determined the Additional Sold Asset Purchase Price to be $[                           ].

In addition, the Seller has identified the property leases, the franchisee subleases and the intercompany leases listed on Schedule A-8 annexed hereto as additional assets that relate to the Relevant Converted Type 3 Restaurants, but which are not being sold pursuant to the Parent Asset Sale Agreement.

A copy of this Notice of Additional Sale also will be provided to IHOP Holdings, LLC, IHOP Properties, LLC, IHOP Property Leasing, LLC, IHOP Property Leasing II, LLC, IHOP Real Estate, LLC and IHOP Franchising, LLC.

IN WITNESS WHEREOF, the Seller has caused this Notice of Additional Sale to be duly executed and delivered by its duly authorized officer as of the date hereof.

INTERNATIONAL HOUSE OF PANCAKES, INC.

By:
Name:
Title:

C-1

Schedule A-1
to Notice of Additional Sale

Relevant Converted Type 3 IHOP Restaurants

Schedule A-1 to Annex C

Schedule A-2
to Notice of Additional Sale

Equipment Leases

Schedule A-2 to Annex C

Schedule A-3
to Notice of Additional Sale

Franchise Agreements

Schedule A-3 to Annex C

Schedule A-4
to Notice of Additional Sale

Franchisee Notes

Schedule A-4 to Annex C

Schedule A-5
to Notice of Additional Sale

Area License Agreements

Schedule A-5 to Annex C

Schedule A-6 to
Notice of Additional Sale

Owned Real Property

Schedule A-6 to Annex C

Schedule A-7 to
Notice of Additional Sale

Franchisee Leases

Schedule A-7 to Annex C

Schedule A-8 to
Notice of Additional Sale

Property Leases, Franchisee Subleases
and Intercompany Leases

Schedule A-8 to Annex C

ANNEX D

Form of IP Assignment and Security Agreement

(See Tab [  ])

D-1